Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Hudson Global, Inc.

Old Greenwich, Connecticut

We hereby consent to the incorporation by reference in this Registration Statement of our report dated March 11, 2022, relating to the consolidated financial statements of Hudson Global, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/S/ BDO USA, LLP

Stamford, CT
May 20, 2022